                                                                   Exhibit 10.41
                             FILENE'S BASEMENT CORP.
                   EXECUTIVE SEVERANCE PLAN TRUST AGREEMENT

AGREEMENT OF TRUST, made effective the 15th day of JULY, 1997, by and between Filene's Basement Corp., a Massachusetts corporation (the "Employer"), and State Street Bank and Trust Company, as Trustee (together with its successors in trust, the "Trustee");

                             W I T N E S S E T H:

WHEREAS, the Employer wishes to secure for itself the services of one or more senior executives (each individually the "Executive");

WHEREAS, the Employer has adopted for each Executive an Executive Severance Plan (each individually the "Plan") as set forth in Exhibit 2 attached hereto;

WHEREAS, the Employer hereafter may adopt additional Plans for additional Executives;

WHEREAS, the Employer wishes to establish a separate trust (each individually the "Trust") for each Executive for whom a Plan has been adopted and to make contributions to the Trust as a source of benefits to the Executive as provided in the Plan;

WHEREAS, the Employer hereafter may establish separate Trusts for each additional Executive for whom a Plan is hereafter adopted; and

WHEREAS, the Trustee is willing and able to serve as trustee of each separate Trust for the purposes and on the terms and conditions set forth in this Agreement of Trust ("Trust Agreement").

NOW THEREFORE, effective upon the acceptance of this Trust Agreement by the Trustee, the Employer and the Trustee agree as follows:

BACKGROUND AND DEFINITIONS

As used in this Trust Agreement:

      "Administrator" means the administrator of the Plan within the meaning of ERISA.

      "Agent" means the agent of the Employer appointed from time to time pursuant to the provisions of Section 7.5 hereof.

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      "Authorized Representative" means the authorized representative of the
      Employer identified from time to time pursuant to the provisions of
      Section 7.4 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      "Employer" means Filene's Basement Corp. and any affiliate thereof that has established one or more Plans.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Executive" means each executive of the Employer for whom the Employer adopts a Plan.

      "Plan" means each Filene's Basement Corp. Executive Severance Plan adopted by the Employer, which shall be a separate and distinct welfare plan within the meaning of ERISA for the benefit of each Executive for whom it is adopted.

      "Policies" means one or more life insurance policies on the life of the Executive subject to the Filene's Basement Corp. Executive Split Dollar Plan.

      "Refund Right" means the property identified as the Refund Right pursuant to the Split Dollar Agreement.

      "Release Date" means the date so described pursuant to the Plan.

      "Split Dollar Agreement" means each Filene's Basement Corp. Executive Split Dollar Life Insurance Agreement executed by the Employer and the Executive whereunder the Employer pays premiums on certain Policies and pursuant to which the Employer is entitled, under certain circumstances, to receive from the proceeds of the Policies certain amounts constituting the Refund Right, as security for which the Executive has executed a collateral assignment of the Policies.

      "Trust" means each trust created by the Employer with the Trustee by the execution of an Executive Severance Plan Trust Agreement, which shall be a separate and distinct trust for the benefit of each Executive.


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ARTICLE 1. ESTABLISHMENT OF TRUST.

1.1. CREATION OF TRUST. The Employer hereby establishes with the Trustee a separate Trust for each Executive for whom a Plan has been adopted consisting of all property transferred to the Trustee in trust and identified by the Employer as intended to form part of the Trust, which together with all earnings, dividends, proceeds, or other income derived therefrom (the "Trust Assets"), shall be held, administered and disposed of by the Trustee as provided herein. The Employer shall by separate writing assign to the Trustee all of the Employer's right, title, and interest constituting the Refund Right, which shall become part of the Trust Assets. With the consent of the Trustee, the Employer may at any time, or from time to time, make additional transfers of cash or other property in trust to the Trustee to augment the Trust. Neither the Trustee nor the Executive shall have any right to compel any additional transfers to the Trust by the Employer.

1.2. IRREVOCABILITY. The Trust hereby established shall be irrevocable, subject to Article 6.

1.3. EXCLUSIVE PURPOSE. Prior to the termination of the Plan the Trust Assets shall be used for the exclusive purpose of: (i) providing benefits to the Executive and his beneficiary; and (ii) defraying reasonable expenses of administering the Plan.

ARTICLE 2. APPLICATION OF THE TRUST ASSETS.

2.1. PAYMENT OF BENEFITS. The Trustee shall pay benefits from the Trust as directed by the Executive's certificate in accordance with the provisions of the Plan.

2.2. RELIANCE ON EXECUTIVE'S CERTIFICATE. The Trustee shall rely conclusively on the Executive's certificate as to the reason for paying benefits from the Trust and the calculation of thereof and shall be forever protected in so doing.

2.3. TRUSTEE NOT RESPONSIBLE FOR PLAN ADMINISTRATION. The Trustee shall not be responsible hereunder, or otherwise, in any way respecting the determination, computation, payment or application of any benefit, for the form, terms, payment provisions or issue of any insurance contract, for performing any functions under any such insurance contract which it may be directed to purchase and/or hold as contract holder thereunder (other than the execution of any documents incidental thereto, including but not limited to certifying to the insurer upon direction from Employer that the Employer has released the Refund Right, or transfer or receipt of funds thereunder upon direction of the Executive's certificate, and other than as provided in Section 2.5), or for any other matter affecting the administration of the Plan by the Administrator or any other person to whom such responsibility is allocated or delegated pursuant to the terms of the Plan. Notwithstanding the foregoing, the Trustee shall forward copies of all premium notices and other materials it receives


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from an insurance company regarding the Policies to the Executive and the
Employer.

2.4. TRUSTEE NOT RESPONSIBLE FOR TAX WITHHOLDING. The Trustee shall make payments to the Executive in accordance with the terms hereof and the Trustee shall report such payments to the Employer so that the Employer may make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the distribution hereunder and shall pay amounts withheld to the appropriate taxing authorities.

2.5. TRUSTEE'S LIMITED RESPONSIBILITIES FOR PAYMENT OF PREMIUMS. The Employer may, but shall not be required to, deposit funds, in cash, into the Trust at any time, together with directions to the Trustee in the form attached hereto as
Exhibit 3 to apply such funds to the payment of premiums on the Policies. The Trustee shall act in accordance with such directions and shall be protected in doing so. The Trustee shall have no responsibility for payment of premiums on the Policies except the obligation to apply such funds in accordance with such directions.

ARTICLE 3. POWERS AND RESPONSIBILITIES OF THE TRUSTEE.

3.1. SAFEKEEPING. The Trustee shall take possession of the Policies and the evidences of assignment constituting the Refund Right and shall keep same safe. The Trustee shall have no duty to require or pursue contributions from the Employer, or to inquire into the value of Refund Rights or benefits to be paid under the Plan as evidenced by the Executive's certificate. Except as provided in Section 5.4, the Trustee shall have no right to hold or apply the assets of the Trust to the payment or settlement of any claims against the Employer that the Trustee or any of its affiliates may have.

3.2. INVESTMENT. The purpose of this Trust is to use the Refund Right in the Policies already purchased as a source of welfare benefits to the Executive. In light of that purpose the Trustee shall not dispose of the Refund Right except
(i) to release it to the Executive as directed by the certificate of Executive or (ii) to distribute the Employer's reversionary interest in it as provided in
Article 6. Notwithstanding the foregoing, on the written instruction of the Employer and the Executive, the Trustee shall cooperate in the substitution of assets agreed upon by them for the Refund Right. The Trustee shall have no duty to inquire into the financial condition of any insurance company which issues a Policy with respect to which a Refund Right is held hereunder. Any notice of appointment of an insurance company or any substitute thereto shall constitute a representation and warranty that the insurance company has been appointed in accordance with the provisions of any underlying plan or agreement, that such instrument or document is in proper form for execution by the Trustee, is in accordance with ERISA, the Securities Exchange Act of 1934, and


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other applicable law, and the Trustee will have no duty to make any independent inquiry or investigation as to any of the foregoing before acting upon such direction.

3.3. ADMINISTRATIVE POWERS. In addition to the foregoing, and in addition to any powers granted the Trustee by operation of law, the Trustee shall have the power to take such other actions as may be necessary to accomplish the purposes of this Trust. Without limiting the general powers of the Trustee hereunder, the Trustee shall specifically have the power:

(a) To receive and administer cash or other Trust Assets (including Policies and Refund Rights) delivered to the Trustee in accordance with this Trust Agreement;

(b) To invest and reinvest funds held in the Trust. If not specifically directed by the Employer, the Trustee shall invest cash balances of the Trust Assets in short-term cash equivalents, including, but not limited to, units of its short-term collective investment funds, shares of regulated investment companies commonly known as money market funds, Treasury Bills, certificates of deposit, commercial paper, demand notes (including such collective investment funds, regulated investment companies and forms of commercial paper and demand notes which may be available through, or managed, Sponsored or invested by, the Trustee or any affiliate thereof) and similar types of securities with maturities not exceeding two years;

(c) To execute, acknowledge, and deliver all necessary and proper contracts or other instruments, whether or not under seal, incident to the Trustee's rights, powers and authorities hereunder;

(d) To commingle the Trust Assets with other assets held by the Trustee, allotting to the Trust Assets an undivided interest in the commingled property, which undivided interest shall always be equal to the proportionate contribution of the Trust Assets to the commingled property; and

(e) To invest in any investment company for which the Trustee or any affiliate of the Trustee receives a fee for investment advisory services, custodial services or other services the Trustee is permitted to perform for such investment company and which fee is in addition to the fees payable hereunder.

3.4. ACCOUNTING BY THE TRUSTEE. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Provided that any necessary information is forthcoming from any insurance company in a timely fashion, within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal


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or resignation of the Trustee, the Trustee shall deliver to the Employer and the
Executive a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it and showing all property held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be. Anything herein to the contrary notwithstanding, the Trustee may rely for all purposes hereunder on the latest valuation and transaction information submitted to it by any insurance company. The Employer will cause any insurance company to provide the Trustee with all information needed by the Trustee to discharge its obligations to value the Trust Assets and to account hereunder.

3.5. ACCOUNT STATED. Upon the expiration of ninety (90) days from the date of filing its annual account with the Employer and the Executive, the Trustee shall be forever released and discharged from all liability and further accountability to the Employer, the Administrator, the Executive, or any other interested person with respect to the accuracy of such accounting and the propriety of all acts and failures to act of the Trustee reflected in such account, except with respect to any such acts or transactions as to which the Employer, Administrator, or Executive shall, within such 90-day period, file with the Trustee specific written objections.

3.6. PRUDENCE. The Trustee shall act with the care, skill, prudence and due diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer and the Executive which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Employer and the Executive. In the event of a dispute between the Employer and the Executive, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, with the Employer having responsibility to pay for such expenses.

3.7. LITIGATION. The Trustee shall have authority to commence or maintain any action, suit or legal proceeding on behalf of the Trust on account of or growing out of any insurance contract or any payment made or withheld by the Trustee hereunder, at the direction of the Employer or the Executive or in its own discretion; provided that the Trustee is either in possession of Trust Assets sufficient for such purpose or has been indemnified to its satisfaction by the Employer for counsel fees, costs and other expenses and liabilities to which it, in its sole judgment, may be subjected by beginning or maintaining such action, suit or legal proceeding.

3.8. NECESSARY PARTIES. Except to the extent that Sections 502 and 504 of ERISA may provide otherwise, in order to protect the Trust from the expense of litigation, no person other than the Employer and Executive shall be a necessary party in any


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proceeding or may require the Trustee to account or may institute any other action or proceeding against the Trustee or the Trust.

3.9. LEGAL ADVICE, ETC. The Trustee may consult with legal counsel (who may also be counsel for the Employer generally) with respect to any of its duties or obligations hereunder and shall be protected for any action taken or omitted by it in good faith pursuant to or on the basis of the opinion of any such expert. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

3.10. INDEMNIFICATION. In consideration of the Trustee agreeing to enter into and accept this Agreement of Trust, the Employer hereby indemnifies and shall hold harmless the Trustee, individually and as Trustee, and the Trustee's directors, officers, employees and agents (the "Indemnified Parties") from and against all amounts, including without limitation taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits, or other charges, incurred by or assessed against each Indemnified Party ("Claims") unless such Claims arise from the Trustee's own negligence or the Trustee's breach of any fiduciary duty under ERISA.

3.11. SURVIVAL. The undertakings made in this Article 3 shall be binding on and inure to the benefit of the Employer and the Executive, and their respective successors, assigns, heirs, executors, or administrators and shall survive termination, amendment or restatement of this Trust Agreement or the resignation or removal of the Trustee.

ARTICLE 4. COMPENSATION AND EXPENSES OF THE TRUSTEE.

4.1. PAYMENT BY THE EMPLOYER. The Employer shall pay all administrative and Trustee's fees and expenses, including, but not limited to, fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding). The Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust.

4.2. DEPOSITS BY THE EMPLOYER. The Employer and the Trustee may agree on deposit of funds in the Trust to defray expenses of the Trustee. If not specifically directed by the Employer, the Trustee shall invest cash balances of the Trust Assets in short-term cash equivalents, including, but not limited to, units of its short-term collective investment funds, shares of regulated investment companies commonly known as money market funds, Treasury Bills, certificates of deposit, commercial paper, demand notes (including such collective investment funds, regulated investment companies and forms of commercial paper and demand notes which may be available through, or managed, sponsored or invested by, the Trustee or any affiliate thereof) and similar types of securities with maturities not exceeding two


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years. The Trustee may apply the amounts so deposited against any amounts due the Trustee from the Employer hereunder.

4.3. TAXES. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws, domestic or foreign, upon the Trust or the income thereof shall be paid by the Employer and not by the Trust or Trustee. The Trustee shall notify the Employer of any taxes that may be assessed. In the event that the Employer shall determine that the taxes are not lawfully assessed, it may elect to direct the Trustee to, at the expense of the Employer, or may itself, contest such assessment.

ARTICLE 5. RESIGNATION OR REMOVAL OF THE TRUSTEE.

5.1. RESIGNATION. The Trustee may resign at any time by written notice to the Employer and the Executive, which shall be effective ninety (90) days after receipt of such notice unless the Employer and the Trustee agree otherwise.

5.2. REMOVAL. The Trustee may, with the consent of the Executive, be removed by the Employer on thirty (30) days notice or upon shorter notice accepted by Trustee.

5.3. SUCCESSOR TRUSTEE. If the Trustee resigns or is removed, the Employer, with the consent of the Executive, shall appoint any third party as successor Trustee. Appointment of a new Trustee shall be effective when accepted in writing by the new Trustee, who shall then have all of the rights and powers of the former Trustee, including ownership rights in the Trust Assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer. If no successor Trustee is appointed, the Trustee may apply to any court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be paid by the Employer.

5.4. RESERVE FOR EXPENSES. The Trustee is authorized to reserve such amount as it may deem advisable solely for payment of its fees and expenses hereunder, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over in accordance with the directions of the Employer under Section 5.3. If not specifically directed by the Employer, the Trustee shall invest cash balances of the Trust Assets in short-term cash equivalents, including, but not limited to, units of its short-term collective investment funds, shares of regulated investment companies commonly known as money market funds, Treasury Bills, certificates of deposit, commercial paper, demand notes (including such collective investment funds, regulated investment companies and forms of commercial paper and demand notes which may be available through, or managed, sponsored or invested by, the Trustee or any affiliate thereof) and similar types of securities with maturities not exceeding two years.


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ARTICLE 6. AMENDMENT.

6.1. AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee, the Employer and the Executive.

6.2. AUTOMATIC TERMINATION. This Trust shall terminate immediately upon (i) the release of the Refund Right to the Executive in accordance with the Plan or (ii) the termination of the Executive's employment with the Employer under conditions that do not release the Refund Right. Any assets remaining in the Trust after the release, if any, of the Refund Right to the Executive pursuant to the Plan, shall revert to the Employer, its successors, or assigns. The Trustee shall rely conclusively on a certificate in the form attached as Exhibit 4, executed by the Employer and the Executive (except that, in the event of termination of the Executive's employment by death, such certificate shall be either executed by the Employer and Executive's executor or personal representative, or executed solely by the Employer and accompanied by a properly certified death certificate) that Executive's employment has terminated under conditions that do not release the Refund Right, and shall be protected in so doing. Upon termination of this Trust under circumstances that do not release the Refund Right to the Executive, the Trustee shall release the Refund Right to the Employer.

6.3. TERMINATION BY THE EMPLOYER AND THE EXECUTIVE. By written notice to the Trustee prior to the occurrence of an automatic termination described in Section 6.2, the Employer and the Executive may terminate this Trust, provided, that neither party shall be under any obligation to do so. Upon such termination, the assets of the Trust shall be distributed as directed by the Employer and Executive.

6.4. TRUSTEE'S AUTHORITY TO SURVIVE TERMINATION. Until the final distribution of the Trust, the Trustee shall continue to have and may exercise all of the powers and discretion conferred upon it hereunder.

ARTICLE 7. MISCELLANEOUS.

7.1. ADDITIONAL EXECUTIVES. Employer may designate this Trust to hold Refund Rights with respect to more than one individual, in which case it is the intention of the parties that the Trust be one taxpayer but in all other respects operate as a separate trust for each plan of each individual. Accordingly, if the Employer assigns to the Trustee its Refund Right with respect to more than one individual:

(a)   The term "Executive" shall apply to each such individual;

(b) Each and every provision of this Trust Agreement, including the termination provisions of Article 6, shall apply separately to each Executive (and the Refund Right with respect to such Executive) as if such Executive were the


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      only Executive described herein, and each Executive's rights and interests hereunder shall constitute a separate plan for purposes of Title I of ERISA;

(c) The Trustee shall hold each Refund Right as a separate account within the meaning of Section 404(a)(5) of the Code;

(d) The Employer may allocate any additional deposits it makes to the Trust to the account of such Executive or Executives and in such amounts as it may determine in its sole discretion. Only expenses properly allocable to an Executive may be allocated to his account; and

(e) The Employer shall provide to the Trustee (i) a certified copy of the Plan executed by the Executive and (ii) a list of Policies in respect of the Executive.

7.2. SEVERABILITY. Any provision of these Standard Provisions prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof or thereof.

7.3. ALIENATION. Except in connection with termination of this Trust as provided in Section 6.3, benefits payable to the Executive hereunder may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment levy, execution or other legal or equitable process of any kind. Neither the Trust nor any benefit hereunder shall in any manner be subject to the debts or liabilities of any person or entity entitled to such benefit.

7.4. AUTHORIZED REPRESENTATIVE. At all times during the term of this Trust the Employer shall identify in writing one or more individuals to act as the Employer's Authorized Representative (the "Authorized Representative") hereunder. The individual or individuals initially so identified are set forth on the Employer Fact Sheet attached hereto as Exhibit 1. The Employer may from time to time add, delete or replace Authorized Representatives by notice to the Trustee and the Executive. Each Authorized Representative acting alone may exercise any and all rights and powers of the Employer hereunder. Until the Trustee receives notice that any Authorized Representative is no longer serving, the Trustee shall have no responsibility for any act or failure to act on the part of such Authorized Representative and no responsibility to inquire into the authority of such Authorized Representative to act for the Employer. The Trustee shall be entitled to rely upon a certificate signed by an Authorized Representative to the same extent as if it had been signed by the Employer.

7.5. AGENT. The Employer may from time to time appoint one or more individuals or business concerns to act as its Agent (the "Agent") hereunder. Such appointment shall be made by notice to the Trustee and the Executive identifying the Agent and one or more individuals associated with the Agent who are each designated an


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Authorized Representative, each of whom shall have the same power to act on behalf of the Employer as any other Authorized Representative. Until advised by the Employer that any such Agent is no longer serving, the Trustee shall have no responsibility for any act or failure to act on the part of such Agent and no responsibility to inquire into the authority of such Agent to act for the Employer. The Agent and the individual or individuals associated with the Agent initially so identified are set forth on the Employer Fact Sheet.

7.6. EMPLOYER. Whenever the provisions of this Trust Agreement specifically require or permit any action to be taken by "the Employer", such action must be authorized by the Board of Directors or authorized by a person authorized to take such action by the Board of Directors. Any resolution adopted by the Board of Directors or other evidence of such authorization shall be certified to the Trustee by the Secretary or an Assistant Secretary of the Employer under the corporate seal, and the Trustee may rely upon any authorization so certified until revoked or modified by a further action of the Board of Directors similarly certified to the Trustee.

7.7. AFTER EXECUTIVE'S DEATH. Except as otherwise specifically provided, in the event Executive dies prior to taking any action required or permitted hereunder to be taken by Executive or upon the Executive's certificate, such action may be taken following Executive's death by (or upon the certificate of) Executive's executor or personal representative.

7.8. ENTIRE AGREEMENT. This Trust Agreement and any attachments hereto, embody the entire agreement and understanding between the Employer, the Executive and the Trustee with respect to the subject matter hereof and supersede all prior agreement and understandings related thereto.

7.9. EFFECT. All persons, including the Employer, Administrator, Executive, insurance company, or any other party at any time interested in the Trust shall be bound by the provisions of this Trust Agreement, and in the event of any conflict between this Trust Agreement and the provisions of any insurance policy or any instrument or agreement forming part of any underlying Plan, the provisions of this Trust Agreement shall control.

7.10. NOTICES. Any notice, material or information that either party is required t o provide to the other party hereunder shall be given in person, by facsimile or shall be deemed to have been given to such other party five (5) business days after its mailing by registered mail, return receipt requested, postage prepaid:

If to the Employer, at the address and to the attention of the person set forth in the Employer Fact Sheet.

                                       or


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

If to the Trustee:

                  State Street Bank and Trust, as Trustee
                  Special Investor Group
                  225 Franklin Street, M-3
                  Boston, MA 02110


                                       or

If to the Executive:

                  Steven R. Siegel, as Executive
                  45 Jericho Road
                  Weston, MA 02193


The Trustee shall incur no liability hereunder for any failure to act pursuant to any notice, direction or any other communication from any insurance company, the Employer, the Administrator, or any other person or the designee of any of them unless and until it shall have receive instructions in form specified in this Section 7.10.

7.11. GOVERNING LAW. To the extent not preempted by federal law, the Trust Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Illinois, including its conflicts of laws provisions.

7.12. SUCCESSOR TO THE TRUSTEE. Any successor, by merger or otherwise, to substantially all of the trust business of the Trustee shall automatically and without further action become the Trustee hereunder, subject to all the terms and conditions and entitled to all the benefits and immunities hereof.

7.13. DESCRIPTIVE HEADINGS. The captions in these Standard Provisions are solely for convenience of reference and shall not define or limit the provisions hereof.

Executed, sealed and attested to by the Trustee as of the 15th day of July, 1997.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and its corporate seal to be hereunto affixed and attested as of the day and year first above stated.


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

                                            FILENE'S BASEMENT CORP.



Attest:  /s/ Deborah Felix                  By:  /s/ Samuel Gerson
        -----------------------                 -------------------------------
        Name:  Deborah Felix                    Name:   Samuel Gerson
        Title: Vice President,                  Title:  Chief Executive Officer
               Human Resources


[seal]


                                            State Street Bank and Trust Company,
                                            as Trustee



Attest:                                     By:  /s/ Mark P. Bergin
        ------------------------                -------------------------------
        Name:                                   Name:   Mark P. Bergin
        Title:                                  Title:  Vice President

[seal]


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

                                    EXHIBIT 1

                               EMPLOYER FACT SHEET

                                                 Date:       July 15, 1997

Employer                [FILENE'S BASEMENT CORP]

State of Incorporation  [MASSACHUSETTS]

E.I.N.                  [04-3016731]

Address:                [40 WALNUT STREET]
                        [WELLESLEY, MA 02181]
                        Attention: name: [SAMUEL GERSON]
                                   title: [CHIEF EXECUTIVE OFFICER]


Telephone:              [(781) 348-7100]

Facsimile:              [(781) 348-7130]


Authorized Representative(s):

                        Deborah Felix
                        Kim Ahlholm
                        Samuel Gerson

Agent:

            The Coventry Group
            7111 Valley Green Road
            Fort Washington, PA  19034-2204


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



                                    EXHIBIT 2

                  CERTIFIED COPY OF EXECUTIVE SEVERANCE PLAN


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